SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2003


                           Global Yacht Services, Inc.
                           ---------------------------
        (Exact name of small business issuer as specified in its charter)

Nevada                                     000-49616                  88-0488686
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(State or other jurisdiction of     Commission File Number     (I.R.S. Employer
incorporation or organization)                               Identification No.)

           7710 Hazard Center Drive, Suite E-415, San Diego, California, 92108
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                         (Address of principal executive offices)

                                  619.990.0976
                                  ------------
                           (Issuer's Telephone Number)



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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

STOCK SPLIT. On November 24, 2003, the Registrant's Board of Directors approved a 4.275 for 1 stock split of the Registrant's issued and outstanding common stock was effectuated on December 5, 2003 through a dividend of 3.275 shares for each share of common stock outstanding as of the record date.

The forward split was effectuated to facilitate the proposed merger with DeliaTroph Pharmaceuticals, Inc., dba Hyalozyme Therapeutics, Inc. ("Hyalozyme"), which was previously disclosed in the Registrant's Quarterly Report on Form 10-QSB for the period ended September 30, 2003. The Registrant hopes to conclude this transaction during January 2004. The Registrant also hopes that this transaction will increase the value of its common stock to its shareholders, however, there is no guarantee that the Registrant will be able to consummate the transaction with Hyalozyme or that, if consummated, the acquisition will increase the value of its common stock. The Registrant intends to continue providing its yacht maintenance, charter and delivery services until such time as the transaction with Hyalozyme is consummated.

The dividend will be payable on December 10, 2003, for shareholders of record on December 4, 2003. After the split, the total number of the Registrant's issued and outstanding shares of common stock will be approximately 8,196,359 shares. The Registrant's common stock will continue to be $0.001 par value. Fractional shares will be rounded upward.







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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                  Global Yacht Services, Inc.


December 5, 2003                         By:      /s/  Mitch Keeler
                                                  ------------------------------
                                                  Mitch Keeler, President and
                                                  Chief Executive Officer






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